 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-255707
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 12, 2021)
Exela Technologies, Inc.
Up to $150,000,000
Common Stock
We have entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. and Cantor Fitzgerald & Co. (each, an “Agent” and, together, the “Agents”) relating to shares of our common stock, $0.0001 par value per share (“Common Stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, from time to time we may offer and sell shares of our Common Stock having an aggregate gross sales price of up to $150,000,000 through or to the applicable Agent, acting as sales agent or principal, pursuant to this prospectus supplement and the accompanying prospectus. Sales of our Common Stock, if any, may be made on the The Nasdaq Stock Market LLC (“NASDAQ”) at market prices or on mutually agreed terms between the applicable Agent and us.
Sales of our Common Stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Subject to terms of the Sales Agreement, the Agents are not required to sell any specific number or dollar amounts of our Common Stock but will use commercially reasonable efforts consistent with their respective normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Each of the Agents will be entitled to compensation under the terms of the Sales Agreement at a commission rate of up to 5.0% of the gross proceeds from each sale of our Common Stock. In connection with the sales of our Common Stock on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to the Agents against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Common Stock is listed on NASDAQ under the symbol “XELA.” On June 28, 2021, the last reported sale price of our Common Stock on NASDAQ was $1.47 per share.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement, the accompanying prospectus and the risk factors that are incorporated by reference into this prospectus supplement and the accompanying prospectus from our filings made with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act for a discussion of the factors you should carefully consider before deciding to invest in our Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of our Common Stock or determined if this prospectus supplement or the accompanying prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.
B. Riley Securities	Cantor
The date of this prospectus supplement is June 30, 2021.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus relate to an offering of our Common Stock. Before investing in our Common Stock offered by this prospectus supplement, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
In deciding whether or not to invest in our Common Stock, you should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Agents have authorized anyone to provide you with different information or to make any representation other than those contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and any related free writing prospectus. If anyone provides you with different or inconsistent information or representation, you should not rely on them. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy our Common Stock in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business, financial condition, results of operations or prospects.
Unless the context requires otherwise, references in this prospectus to “Exela,” the “Company,” the “Registrant,” “we,” “us” and “our” refer to Exela Technologies, Inc. together with its consolidated subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Exchange Act applicable to U.S. domestic issuers and, as such, file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements on Schedule 14A and other information with the SEC. These reports and proxy statements are available free of charge through our website at www.exelatech.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference into, and are not considered part of, this prospectus supplement or the accompanying prospectus and, as a result, you should not rely on any such information in making your decision whether to invest in our Common Stock. In addition, our filings with the SEC are available on the SEC’s website at www.sec.gov that contains reports, proxy and other information regarding us and other issuers that file electronically with the SEC.
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our Common Stock offered by this prospectus supplement, refer to such registration statement and the exhibits and schedules thereto. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents which we have filed or will file with the SEC instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement.
We incorporate by reference into this prospectus supplement the documents listed below and all amendments or supplements we may file to such documents:
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our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 22, 2021;

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our Amendment No. 1 on Form 10-K/A, which amends the Form 10-K for the year ended December 31, 2020, as filed with the SEC on April 30, 2021;

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our Quarterly Report on Form 10-Q for the three months ended March 31, 2021, as filed with the SEC on May 6, 2021; and

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our Current Reports on Form 8-K, as filed with the SEC on January 25, 2021, March 19, 2021, March 26, 2021, April 15, 2021 and May 27, 2021.

In addition, we incorporate by reference into this prospectus supplement any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the later of (i) the termination of the offering of our Common Stock pursuant to this prospectus supplement and (ii) the completion of the offering of our Common Stock pursuant to this prospectus supplement. Notwithstanding the foregoing, no information is incorporated by reference into this prospectus supplement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of Section 18 of the Exchange Act, unless we indicate in this prospectus supplement or the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference into this prospectus supplement.
We will furnish to you without charge a copy of any or all of the documents incorporated by reference into this prospectus supplement, other than exhibits to such documents which are not specifically incorporated

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by reference into such documents, upon written or oral request. Direct your written request to: Investor Relations, Exela Technologies, Inc., 2701 East Grauwyler Road, Irving, Texas 75061, or contact Investor Relations at (972) 821-5808.
A statement contained in a document incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any other subsequently filed document which is also incorporated by reference into this prospectus supplement suppelement modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, and the information incorporated by reference into this prospectus supplement, includes statements that are, or may be deemed, “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provided for under these sections. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, the estimated or anticipated future results and benefits of the business combination between SourceHOV Holdings, Inc. and Novitex Holdings, Inc., future opportunities for the combined company and other statements that are not historical facts. These forward-looking statements are based on the current expectations of Exela’s management and are not predictions of actual performance. These forward-looking statements are subject to a number of risks and uncertainties regarding Exela’s businesses, and actual results may differ materially. The factors that may affect our results include, among others:
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the impact of political and economic conditions on the demand for our services;

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the impact of the COVID-19 pandemic;

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the impact of the petition for appraisal, and any enforcement thereof, pursuant to 8 Del. C. § 262 in the Delaware Court of Chancery, captioned Manichaean Capital, LLC, et al. v. SourceHOV Holdings, Inc., C.A. No. 2017 0673 JRS;

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the impact of a data or security breach;

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the impact of competition or alternatives to our services on our business pricing and other actions by competitors;

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our ability to address technological development and change in order to keep pace with our industry and the industries of our customers;

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the impact of terrorism, natural disasters or similar events on our business;

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the effect of legislative and regulatory actions in the United States and internationally;

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the impact of operational failure due to the unavailability or failure of third-party services on which we rely; and

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the effect of intellectual property infringement.

You should consider these factors carefully in evaluating these forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement. It is impossible for us to predict new events or circumstances that may arise in the future or how they may affect us, and we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity and the development of the industry in which we operate may differ materially from these forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this prospectus supplement. In addition, these forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this prospectus supplement. Exela anticipates that subsequent events and developments will cause Exela’s

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assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this prospectus supplement.
Refer to the section titled “Risk Factors” in this prospectus supplement, and in any information incorporated by reference into this prospectus supplement, to better understand the risks and uncertainties inherent in our business and underlying these forward-looking statements, as well as any other risk factors and cautionary statements described in the documents we file from time to time with the SEC, including those discussed in our Annual Report on Form 10-K under the headings “Risk Factors,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and otherwise identified or discussed in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus supplement.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary does not contain all of the information that you should consider before investing in our Common Stock offered by this prospectus supplement. Before making an investment decision, you should carefully read the entire prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Reports on Form 10-Q, and any amendment or update thereto reflected in subsequent filings with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, as well as our consolidated financial statements, including the accompanying notes, and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus and the information in any related free writing prospectus that we may authorize for use in connection with this offering of our Common Stock.
Business Overview
Exela is a business process automation leader, leveraging a global footprint and proprietary technology to streamline complex, disconnected transactions and processes. By connecting data through user friendly software platforms and solutions, we enable our employees and our customers with business process management and help accelerate their digital transformation journey. We have decades of expertise earned from serving many of the world’s largest enterprises, including over 60% of the Fortune® 100 and in many mission critical environments across multiple industries, including banking, healthcare, insurance and manufacturing.
For a description of our business, financial condition and results of operations and other important information regarding us, refer to our filings with the SEC incorporated by reference into this prospectus supplement. Refer to sections titled “Where You Can Find More Information” and “Incorporation by Reference.”
Recent Developments
On May 27, 2021, pursuant to the Sales Agreement, we launched an “at the market offering” offering for the sale of shares of our Common Stock having an aggregate offering price of up to $100,000,000 (the “Previous ATM Offering”). As of the date of this prospectus supplement, we have completed the Previous ATM Offering, raising proceeds in the amount of $99.3 million.
Corporate Information
We were incorporated under the laws of the State of Delaware in July 2014. Our principal executive offices are located at 2701 East Grauwyler Road, Irving, Texas 75061, and our telephone number is (844) 935-2832. Our website address is www.exelatech.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference into, and are not considered part of, this prospectus supplement. You should not rely on any such information in making your decision whether to purchase our Common Stock.

THE OFFERING
Issuer
Exela Technologies, Inc., a Delaware corporation.
Common Stock offered by us
Common Stock having an aggregate gross sales price of up to $150,000,000.
Common Stock to be outstanding following this offering
Up to 161,232,828 shares of our Common Stock, assuming the sale of 102,040,816 shares of our Common Stock in this offering at an offering price of $1.47 per share, which was the last reported sale price of our Common Stock on NASDAQ on June 28, 2021. The actual number of shares of our Common Stock issued will vary depending on the sale price under this offering.
Manner of offering
Sales of our Common Stock, if any, will be made from time to time in sales deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. The Agents will act as agents or principals and will use reasonable best efforts to sell on our behalf all of the Common Stock requested to be sold by us, consistent with their normal trading and sales practices. See “Plan of Distribution.”
Use of proceeds
We intend to use the net proceeds from the sale of our Common Stock offered by this prospectus supplement, if any, for the purchase or retirement of debt, which may include debt outstanding under our (i) $1.0 billion aggregate principal amount of 10.0% First Priority Senior Secured Notes that will mature on July 15, 2023, (ii) $350.0 million senior secured term loan with initial applicable margin of 7.5% (with respect to LIBOR borrowings) and 6.5% (with respect to base rate borrowings) that will mature on July 12, 2023 and (iii) $100.0 senior secured revolving facility with initial applicable margin of 7.0% (with respect to LIBOR borrowings) and 6.0% (with respect to base rate borrowings) that will mature on July 12, 2022. Any remaining net proceeds will be used for general corporate purposes, including funding of our development programs, commercial planning and sales and marketing expenses, general and administrative expenses, acquisition or licensing of additional product candidates or businesses or working capital. Our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus supplement. See “Use of Proceeds.”
Risk factors
Investing in our Common Stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement, the accompanying prospectus, the risks set forth under the caption “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Reports on Form 10-Q, and any amendment or update thereto reflected in subsequent filings, and any other risk factors in the documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our Common Stock.
NASDAQ symbol
“XELA.”

The number of shares of our Common Stock expected to be outstanding immediately after this offering is based on 59,192,012 shares of our Common Stock outstanding as of March 31, 2021. Unless otherwise indicated, the number of shares of our Common Stock presented in this prospectus supplement excludes:
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15,565,152 shares of our Common Stock issuable upon the exercise of our warrants, consisting of 35,000,000 warrants to purchase one-sixth of one share of our Common Stock issued in our initial public offering in 2015 and 9,731,819 warrants to purchase one share of our Common Stock issued in a private placement transaction in March 2021;

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1,404,621 shares of our Common Stock issuable upon the conversion of our Series A preferred stock;

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2,457,039 shares of our Common Stock issuable under our 2018 Stock Incentive Plan; and

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shares of our Common Stock issued in connection with the Previous ATM Offering.

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RISK FACTORS
Investing in our Common Stock involves risks. Before purchasing any shares of our Common Stock, you should carefully consider the risks described below, as well as any amendment, supplement or update to the risk factors reflected in our Annual Report on Form 10-K for the year ended December 30, 2020 and in our Quarterly Reports on Form 10-Q, as well as any other subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement, and all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference into this prospectus supplement and the accompanying prospectus and in any related free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment.
Risks Related to Our Business
Our Common Stock has experienced and may continue to experience price and volume fluctuations, which could cause you to lose a significant portion of your investment, lead to costly litigation for us and interfere with our efforts to grow our business.
Stock markets are subject to significant price and volume fluctuations that may be unrelated to the operating performance of particular companies, and accordingly the market price of our Common Stock may frequently and meaningfully change. We have not had any recent change in our financial condition or results of operations that is consistent with the recent change in our stock price. In addition, the market price of our Common Stock has fluctuated and may continue to fluctuate substantially due to a variety of other factors, including quarterly fluctuations in our results of operations (including as a result of fluctuations in our revenue), our ability to execute on our current growth strategy in a timely fashion, announcements about technological innovations or new products or services by us or our competitors, market acceptance of new products and services offered by us, developments in the technology market, changes in our relationships with our suppliers or customers, our ability to meet analysts’ expectations, changes in the information technology environment, changes in earnings estimates by analysts, sales of our Common Stock by existing holders and the loss of key personnel. Possible exogenous incidents and trends may also impact the capital markets generally and our Common Stock prices specifically, such as foreign and cross border altercations, political unrest, cyberterrorism on a global scale, and disruptive weather systems. The timing of your purchase of our Common Stock relative to fluctuations in its trading price may result in you losing all or a significant portion of your investment.
In the past, following periods of volatility in the market price of a company’s stock, class action securities litigation has often been instituted against such companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which would interfere with our ability to execute our business plan, sell our software and services, and otherwise materially adversely affect our business, financial condition and operating results.
Our Common Stock may become the target of a “short squeeze.”
In 2021, the securities of several companies have increasingly experienced significant and extreme volatility in stock price due to short sellers of shares of Common Stock and buy-and-hold decisions of longer investors, resulting in what is sometimes described as a “short squeeze.” Short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Sharp rises in a company’s stock price may force traders in a short position to buy the stock to avoid even greater losses. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those stocks have abated. We may be a target of a short squeeze, and investors may lose a significant portion or all of their investment if they purchase our shares at a rate that is significantly disconnected from our underlying value.

We have substantial indebtedness and other obligations and any failure to meet our debt service obligations or, if required, judgment obligations would have a material adverse effect on our business, financial condition, cash flows and results of operation and could cause the market value of our Common Stock to decline.
As of March 31, 2021, we had approximately $1.5 billion of long-term debt, excluding current maturities. In the fourth quarter of 2019, we announced a debt reduction and liquidity improvement initiative, which is part of the Company’s strategic priority to position the Company to long-term success and increased stockholder value. As the first step of this initiative, the Company entered into accounts receivable securitization facilities and sold two non-core assets during 2020 and continues to pursue the sale of other non-core assets. While the Company seeks to repay and/or refinance a material portion of its indebtedness, there can be no assurance that such plan will be successful in whole or in part and, even if the plan is successful, we will likely still have a substantial amount of indebtedness outstanding.
On March 26, 2020, the Delaware Court of Chancery entered an appraisal judgment against SourceHOV Holdings, Inc. (“SourceHOV”), one of our subsidiaries, in the amount of $57,698,426 , which judgment will continue to accrue interest, until paid, at the legal rate, compounded quarterly. The Company was unsuccessful in its appeal of the judgment, and the appraisal petitioners aggressively continue to seek to enforce the judgment, including bringing an action alleging unjust enrichment and seeking restitution and to pierce the corporate veil and seek alter ego liability against Exela and over 50 alleged subsidiaries and/or affiliates in an attempt to collect the award from entities other than SourceHOV, and an action against SourceHOV and certain of its directors and officers alleging derivative claims relating to the Company’s securitization facilities. The appraisal petitioners also filed a motion for a preliminary injunction in the derivative action in which they unsuccessfully sought a court order freezing certain property and prohibiting certain transfers and payments by Exela subsidiaries other than SourceHOV, including preventing them from paying their creditors unless the payments were made equally among Exela’s other creditors and toward the appraisal judgement. The Company successfully sought dismissal of the unjust enrichment claims. The Company had also sought to dismiss the veil piercing case, but was not successful, meaning the case is permitted to continue, and is continuing to pursue its motion to dismiss the derivative case. If the petitioners are successful in their efforts to accelerate payment of the entire judgment through these or similar ancillary proceedings, it could have a material adverse effect on our liquidity and/or cause certain of our secured lenders to take action adverse to us.
Management will have broad discretion as to the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus supplement, and we may not use the net proceeds effectively.
Because we have not designated the amount of net proceeds from the sale of the shares of our Common Stock offered by this prospectus supplement to be used for any particular purpose, our management will have broad discretion as to the allocation of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. See “Use of Proceeds.” Our management may use the net proceeds for the purchase or retirement of debt and/or general corporate purposes, which may not improve our financial condition or market price of our Common Stock.
You may experience immediate and substantial dilution in the net tangible book value per share of our Common Stock you purchase.
The offering price per share of our Common Stock in this offering may exceed the net tangible book value per share of our Common Stock outstanding prior to this offering. Assuming that an aggregate of 102,040,816 shares of our Common Stock are sold pursuant to this prospectus supplement at a price of $1.47 per share, which was the last reported sale price of our Common Stock on NASDAQ on June 28, 2021, for aggregate gross proceeds of $150.0 million, after deducting estimated commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $8.63 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2021 after giving effect to this offering and the assumed offering price.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share of our Common Stock in this offering. We may sell shares of our Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares of our Common Stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible into or exchangeable for our Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
In addition, the sale of shares our Common Stock in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of our Common Stock, or the perception that those shares may be sold, will have on the market price of our Common Stock.
We plan to sell shares of our Common Stock in “at the market offerings,” and investors who purchase shares of our Common Stock at different times will likely pay different prices.
Investors who purchase shares of our Common Stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices and numbers of shares of our Common Stock sold in this offering. Investors may experience a decline in the value of their shares of our Common Stock. Many factors could have an impact on the market price of our Common Stock, including the factors described above and in the accompanying prospectus and those disclosed under “Risk Factors” in our Annual Report on the Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2021, in each case, as updated in subsequent reports filed with the SEC.
We do not expect to pay any dividends in the foreseeable future.
In the past, we have not paid dividends on our Common Stock. We do not currently intend to pay dividends on our Common Stock and we intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of certain existing and any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock may be your sole source of gain for the foreseeable future.
Market price of our Common Stock may be volatile, which could subject us to securities class action litigation and result in substantial losses for our stockholders.
The market price of shares of our Common Stock could be subject to wide fluctuations in response to many risk factors listed in this section and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus as well as other factors others beyond our control. Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations as well as general economic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of shares of our Common Stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could potentially harm our business. As a result of this volatility, our stockholders may not be able to sell their shares of our Common Stock at or above the price at which they purchased their shares of our Common Stock.
Market price of our Common Stock may decline, and we may not be able to maintain compliance with NASDAQ listing requirements.
Our Common Stock is listed on NASDAQ, which imposes certain minimum continued listing requirements. If compliance with these requirements is not maintained, NASDAQ may make a determination to delist our Common Stock, which could, among other things, reduce the price of our Common Stock and the levels of liquidity available to our stockholders.

USE OF PROCEEDS
We may issue and sell from time to time shares of our Common Stock having an aggregate gross sales price of up to $150.0 million. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares of our Common Stock under or fully utilize the Sales Agreement with the Agents as a source of financing.
We intend to use the net proceeds from the sale of our Common Stock offered by this prospectus supplement, if any, for the purchase or retirement of debt, which may include debt outstanding under our (i) $1.0 billion aggregate principal amount of 10.0% First Priority Senior Secured Notes that will mature on July 15, 2023, (ii) $350.0 million senior secured term loan with initial applicable margin of 7.5% (with respect to LIBOR borrowings) and 6.5% (with respect to base rate borrowings) that will mature on July 12, 2023 and (iii) $100.0 senior secured revolving facility with initial applicable margin of 7.0% (with respect to LIBOR borrowings) and 6.0% (with respect to base rate borrowings) that will mature on July 12, 2022. Any remaining net proceeds will be used for general corporate purposes, including funding of our development programs, commercial planning and sales and marketing expenses, general and administrative expenses, acquisition or licensing of additional product candidates or businesses or working capital. We have not determined the specific amount of the net proceeds to be used for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus supplement.

DILUTION
If you purchase shares of our Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the net tangible book value per share of our Common Stock after this offering. As of March 31, 2021, our net tangible book value was $(1,299.6) million, or $(21.96) per share of common stock. We calculate net tangible book value per share by dividing our net tangible assets (total assets less goodwill and less total liabilities) by 59,192,012, the number of shares of our Common Stock issued and outstanding as of March 31, 2021.
After giving effect to the sale by us of our Common Stock in the aggregate amount of $150.0 million in this offering at an assumed offering price of $1.47 per share, which was the last reported sale price of our Common Stock on NASDAQ on June 28, 2021, and after deducting estimated commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of March 31, 2021 would have been approximately $(1,154.1) million, or $(7.16) per share of Common Stock. This amount represents an immediate increase in net tangible book value of $14.80 per share of our Common Stock to existing stockholders and an immediate dilution of $8.63 per share of our Common Stock to purchasers in this offering. The following table illustrates the dilution:
Assumed public offering price per share of our Common Stock		$1.47
Net tangible book value per share of our Common Stock as of March 31, 2021	$(21.96)
Increase per share of our Common Stock attributable to new investors	$14.80
As adjusted net tangible book value per share of our Common Stock, after giving effect to this offering		$(7.16)
Dilution per share of our Common Stock to new investors purchasing our Common Stock in this offering		$8.63
The table above assumes, for illustrative purposes, that an aggregate of 102,040,816 shares of our Common Stock are sold at a price of $1.47 per share, which was the last reported sale price of our Common Stock on NASDAQ on June 28, 2021, for aggregate gross proceeds of $150.0 million. The shares of our Common Stock sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.25 per share in the price at which the shares of our Common Stock are sold from the assumed offering price to $1.47 per share shown in the table above, assuming all of the shares of our Common Stock in the aggregate amount of $150.0 million during the term of the Sales Agreement are sold at that price, would increase our as adjusted net tangible book value per share of our Common Stock after the offering to $(7.88) per share and would increase the dilution in net tangible book value per share of our Common Stock to new investors to $9.60 per share, after deducting estimated commissions and estimated aggregate offering expenses payable by us. A decrease of $0.25 per share in the price at which the shares are sold from the assumed offering price of $1.47 per share shown in the table above, assuming all of the shares of our Common Stock in the aggregate amount of $150.0 million during the term of the Sales Agreement are sold at that price, would increase our as adjusted net tangible book value per share of our Common Stock after the offering to $(6.34) per share and would decrease the dilution in net tangible book value per share of our Common Stock to new investors to $7.56 per share, after deducting estimated commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares of our Common Stock sold in this offering.
The number of shares of our Common Stock expected to be outstanding immediately after this offering included in the table above is based on 59,192,012 shares of our Common Stock, reflective of the number of shares of our Common Stock outstanding as of March 31, 2021 and excludes:
•
15,565,152 shares of our Common Stock issuable upon the exercise of our warrants, consisting of 35,000,000 warrants to purchase one-sixth of one share of our Common Stock issued in our initial public offering in 2015 and 9,731,819 warrants to purchase one share of our Common Stock issued in a private placement transaction in March 2021;

•
1,404,621 shares of our Common Stock issuable upon the conversion of our Series A preferred stock;

•
2,457,039 shares of our Common Stock issuable under our 2018 Stock Incentive Plan; and

•
shares of our Common Stock issued in connection with the Previous ATM Offering.

To the extent that other shares of our Common Stock are issued, investors purchasing shares of our Common Stock in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with B. Riley Securities, Inc. and Cantor Fitzgerald & Co., pursuant to which we may issue and sell shares of our Common Stock having an aggregate gross sales price of up to $150.0 million from time to time through or to the applicable Agent, acting as sales agent or principal. The Sales Agreement has been filed as an exhibit to a report filed under the Exchange Act and incorporated by reference into this prospectus supplement.
Following delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Agents may offer and sell our Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct the Agents not to sell our Common Stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agents may suspend the offering of our Common Stock upon notice and subject to other conditions.
We will pay each of the Agents commissions, in cash, for their respective services in acting as agents in the sale of our Common Stock. Each of the Agents will be entitled to compensation under the terms of the Sales Agreement at a commission rate of up to 5.0% of the gross proceeds from each sale of our Common Stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse each the Agents for certain specified fees and documented expenses, including the reasonable and documented out-of-pocket fees and disbursements of counsel to the Agents not to exceed $50,000 in connection with the filing of the Sales Agreement with the SEC and (y) not to exceed $10,000 per year thereafter in connection with any updates at the time of certain filings as described in the Sales Agreement. We estimate that the total expenses for this offering, excluding compensation and reimbursements payable to the Agents under the terms of the Sales Agreement, will be approximately $316,000.
Settlement for sales of our Common Stock will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the applicable Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the applicable Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. The Agents will use commercially reasonable efforts consistent with their respective normal trading and sales practices to solicit offers to purchase the shares of our Common Stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sales of our Common Stock on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to the Agents against certain liabilities, including liabilities under the Securities Act and the Exchange Act.
This offering of our Common Stock pursuant to the Sales Agreement will terminate as permitted therein. We, on the one hand, and each of the Agents with respect to itself only, on the other hand, may terminate the Sales Agreement at any time upon five days’ prior notice.
Each of the Agents and their respective affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees and compensation. To the extent required by Regulation M, neither of the Agents will engage in any market making activities involving our Common Stock while the offering is ongoing under this prospectus supplement.
This prospectus supplement in electronic format may be made available on a website maintained by the applicable Agent, and the Applicable Agent may distribute this prospectus supplement electronically.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters will be passed upon for the Agents by Duane Morris LLP.
EXPERTS
The consolidated financial statements of Exela Technologies, Inc. and subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 financial statements refers to a change in the Company’s accounting for leases due to the adoption of Accounting Standard Codifications Topic 842, Leases.

PROSPECTUS
$500,000,000
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEBT SECURITIES
UNITS

We may offer to sell from time to time in one or more series or issuances up to $500,000,000 in aggregate total amount of our common stock, preferred stock, warrants, debt securities and/or units. This prospectus describes the general terms of our common stock, preferred stock, warrants, debt securities and units and the general manner in which such securities will be offered. We will describe the specific manner in which such securities will be offered in supplements to this prospectus, which may also supplement, update or amend information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement, any free writing prospectus and any term sheet or other offering materials carefully before you invest in our securities.
We may offer our securities in amounts, at prices and on terms determined at the time of the offering of our securities. Our securities may be sold directly to you or through agents, underwriters or dealers. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in the applicable prospectus supplement. For additional information on the methods of sale, refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement.

Our common stock is listed on The NASDAQ Capital Market, or NASDAQ, under the symbol “XELA.” On April 28, 2021, the last reported sale price of our common stock on NASDAQ was $2.04 per share.

Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus and any other risk factors included in the applicable prospectus supplement and the documents incorporated by reference into this prospectus or the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our securities or determined if this prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell our securities to or through one or more agents, underwriters or dealers or directly to purchasers, on a continuous or delayed basis. If any agents, underwriters or dealers are involved in the sale of any of our securities, the applicable prospectus supplement will set forth the names of the agent, underwriter or dealer and any applicable fees, commissions or discounts.
The date of this prospectus is May 12, 2021

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer to sell up to $500,000,000 in aggregate total amount of our common stock, preferred stock, warrants, debt securities and units in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of our securities, we will provide a prospectus supplement that will contain specific information about the terms of such offering. The prospectus supplement, or information incorporated by reference into this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. To the extent that any statement that we make in the applicable prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the applicable prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation by Reference.” This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to offerings of our securities.
In deciding whether or not to invest in our securities, you should rely only on the information contained in, or incorporated by reference into, this prospectus or any applicable prospectus supplement or free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information or to make any representation other than those contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement and free writing prospectus. If anyone provides you with different or inconsistent information or representation, you should not rely on them. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than our securities described in such applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context requires otherwise, references in this prospectus to (i) “Exela,” the “Company,” the “Registrant,” “we,” “us” and “our” refer to Exela Technologies, Inc. together with its consolidated subsidiaries and (ii) “securities” refer, collectively, to our common stock, preferred stock, warrants, debt securities and units offered hereby.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and the information incorporated by reference into this prospectus, includes statements that are, or may be deemed, “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are intended to be covered by the safe harbor provided for under these sections. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, the estimated or anticipated future results and benefits of the business combination between SourceHOV Holdings, Inc. and Novitex Holdings, Inc., future opportunities for the combined company and other statements that are not historical facts. These forward-looking statements are based on the current expectations of Exela’s management and are not predictions of actual performance. These forward-looking statements are subject to a number of risks and uncertainties regarding Exela’s businesses, and actual results may differ materially. The factors that may affect our results include, among others:
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the impact of political and economic conditions on the demand for our services;

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the impact of the COVID-19 pandemic;

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the impact of the petition for appraisal pursuant to 8 Del. C. § 262 in the Delaware Court of Chancery, captioned Manichaean Capital, LLC, et al. v. SourceHOV Holdings, Inc., C.A. No. 2017 0673 JRS;

•
the impact of a data or security breach;

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the impact of competition or alternatives to our services on our business pricing and other actions by competitors;

•
our ability to address technological development and change in order to keep pace with our industry and the industries of our customers;

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the impact of terrorism, natural disasters or similar events on our business;

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the effect of legislative and regulatory actions in the United States and internationally;

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the impact of operational failure due to the unavailability or failure of third-party services on which we rely; and

•
the effect of intellectual property infringement.

You should consider these factors carefully in evaluating these forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. It is impossible for us to predict new events or circumstances that may arise in the future or how they may affect us, and we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity and the development of the industry in which we operate may differ materially from these forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this prospectus. In addition, these forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this prospectus. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this prospectus.
Refer to the section titled “Risk Factors” in this prospectus, any other risk factors set forth in the applicable prospectus supplement and in any information incorporated by reference into this prospectus or the applicable prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying these forward-looking statements, as well as any other risk factors and cautionary statements described in the documents we file from time to time with the SEC, including those discussed in our Annual Report on Form 10-K under the headings “Risk Factors,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and otherwise identified or discussed in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus.

ABOUT EXELA
Business Overview
Exela is a business process automation leader, leveraging a global footprint and proprietary technology to streamline complex, disconnected transactions and processes. By connecting data through user friendly software platforms and solutions, we enable our employees and our customers with business process management and help accelerate their digital transformation journey. We have decades of expertise earned from serving many of the world’s largest enterprises, including over 60% of the Fortune® 100 and in many mission critical environments across multiple industries, including banking, healthcare, insurance and manufacturing.
For a description of our business, financial condition and results of operations and other important information regarding us, refer to our filings with the SEC incorporated by reference into this prospectus or any applicable prospectus supplement. Refer to sections titled “Where You Can Find More Information” and “Incorporation by Reference.”
Corporate Information
We were incorporated under the laws of the State of Delaware in July 2014. Our principal executive offices are located at 2701 East Grauwyler Road, Irving, Texas 75061, and our telephone number is (844) 935-2832. Our website address is www.exelatech.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference into, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before you invest in any of our securities, you should consider carefully all of the information set forth in this prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein, including the risk factors set forth under Item 1A titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 incorporated by reference into this prospectus, as may be modified or superseded from time to time by our future filings with the SEC under the Exchange Act. The risks, uncertainties and assumptions described in any document incorporated by reference into this prospectus or any applicable prospectus supplement are not the only ones we face, but are considered by us to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future business, financial condition and results of operations. The market price of our securities could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our securities. Refer to sections titled “Where You Can Find More Information” and “Incorporation by Reference.”
USE OF PROCEEDS
Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered hereby for the purchase or retirement of debt and/or general corporate purposes, including funding of our development programs, commercial planning and sales and marketing expenses, general and administrative expenses, acquisition or licensing of additional product candidates or businesses or working capital. Pending these uses, we may repay revolving credit borrowings or invest the net proceeds in short-term, interest-bearing investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government. We have not determined the specific amount of the net proceeds to be used for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds. Additional information on the use of the net proceeds from any sale of our securities offered hereby may be set forth in the applicable prospectus supplement.
DILUTION
If there is a material dilution of the purchasers’ equity interest from the sale of our securities offered hereby, we will set forth in any applicable prospectus supplement the following information regarding any such material dilution of the purchasers’ equity interests purchasing our securities offered hereby:
•
the net tangible book value per share of our common stock before and after the offering;

•
the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

•
the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

SECURITIES WE MAY OFFER
The descriptions of our securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer under this prospectus. The terms of the offering of our securities, the initial offering price and the net proceeds to us will be set forth in the applicable prospectus supplement and other offering materials relating to the offering of our securities. We will also include in the applicable prospectus supplement information, where applicable, about material U.S federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

DESCRIPTION OF CAPITAL STOCK
The following summary describes our capital stock and the material provisions of our second amended and restated certificate of incorporation, or our certificate of incorporation, our second amended and restated bylaws, or our bylaws, and the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our certificate of incorporation and our bylaws, copies of which are on file with the SEC. Refer to section titled “Where You Can Find More Information.”
General
Our certificate of incorporation authorizes the issuance of 1,620,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of common stock, par value $0.0001 per share, or our Common Stock, and (ii) 20,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and non-assessable. As of April 30, 2021, there were 59,192,012 shares of our Common Stock outstanding and 2,779,369 shares of preferred stock outstanding. In addition, as of April 30, 2021, there were warrants outstanding to purchase 15,565,152 shares of our Common Stock, consisting of 35,000,000 warrants to purchase one-sixth of one share of our Common Stock issued in our initial public offering in 2015 and 9,731,819 warrants to purchase one share of our Common Stock issued in a private placement transaction in March 2021.
Common Stock
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Holders of our Common Stock are entitled to one vote per share on matters to be voted on by stockholders.
Dividends
Our stockholders are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the board of directors in its discretion out of funds legally available therefor and will share equally on a per share basis in such dividends and distributions.
Liquidation, Dissolution and Winding Up
In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of Exela, the holders of our Common Stock are entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of preferred stock have been satisfied.
Preemptive or Other Rights
Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.
Election of Directors
The board of directors is currently divided into three classes, Class A, Class B and Class C, with only one class of directors being elected in each year and each class serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast at an annual meeting of stockholders by the holders of our Common Stock.
Preferred Stock
Our certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The board of directors is authorized to fix the voting powers, full or limited, and designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, applicable to the shares of each series. The board of directors is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.
As of April 30, 2021, the outstanding shares of preferred stock, if converted, would have resulted in an additional 1,404,621 shares of our Common Stock outstanding. The terms, rights, obligations and preferences of preferred stock are set forth in the Certificate of Designations, Preferences, Rights and Limitations of Series A Perpetual Convertible Preferred Stock of Exela, copies of which are on file with the SEC. Refer to sections titled “Where You Can Find More Information” and “Incorporation by Reference.”
Dividends
We have not paid any cash dividends on shares of our Common Stock to date and do not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon our revenues and earnings, capital requirements and general financial condition. The payment of cash dividends is within the discretion of the board of directors.
Certain Anti-Takeover Provisions of Delaware Law
Staggered board of directors
Our certificate of incorporation provides that the board of directors is classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board of directors only by successfully engaging in a proxy contest at two or more annual meetings.
Special meeting of stockholders
Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of the board of directors, the president or the chairman or by the secretary at the request in writing of stockholders owning a majority of the issued and outstanding capital stock entitled to vote.
Advance notice requirements for stockholder proposals and director nominations
Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to or mailed and received at Exela’s principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the scheduled date of the annual meeting of stockholders. In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting of stockholders is given or made to stockholders, a stockholder’s notice shall be timely if delivered to or mailed and received at Exela’s principal executive offices not later than the 10th day following the day on which such notice of the date of our annual meeting of stockholders was mailed or public announcement of the date of our annual meeting of stockholders was made, whichever occurs first. Exela’s bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude Exela’s stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.
Authorized but unissued shares
Exela’s authorized but unissued shares of Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Section 203 opt out
Pursuant to our certificate of incorporation, Exela has opted out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. Section 203 of the Delaware General Corporation Law prevents Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
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a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

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an affiliate of an “interested stockholder”; or

•
an associate of an “interested stockholder,”

for three years following the date that the stockholder became an “interested stockholder.” A “business combination” includes a merger or sale of more than 10% of our assets.
However, the above provisions of Section 203 of the Delaware General Corporation Law do not apply if:
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the board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•
after the completion of the transaction that resulted in the stockholder becoming an “interested stockholder,” the stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

•
on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at a meeting of Exela’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the “interested stockholder.”

Exela has opted out of the provisions of Section 203 of the Delaware General Corporation Law because it believes this statute could prohibit or delay mergers or other change in control attempts and thus may discourage attempts to acquire it.
Exclusive forum selection
Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought on behalf of Exela, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of the State of Delaware in the name of any stockholder, the stockholder bringing such action will be deemed to have consented to service of process on such stockholder’s counsel. Although Exela believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Exela’s directors and officers.
Transfer Agent
Our transfer agent for our common stock is Continental Stock Transfer & Trust Company, One State Street, 30th Floor, New York, New York 10004.
Listing
Our common stock is listed on NASDAQ under the symbol “XELA.”

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes certain material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under an applicable prospectus supplement may differ from the terms described below as set forth in the applicable prospectus supplement. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.
General
We may issue warrants for the purchase of our Common Stock and/or preferred stock in one or more series. We may issue warrants independently or together with our Common Stock and/or preferred stock, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
•
the offering price and aggregate number of warrants offered;

•
the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase our Common Stock and/or preferred stock, the number of shares of our Common Stock and/or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•
the periods during which, and places at which, the warrants are exercisable;

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the manner of exercise;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreement and warrants may be modified;

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federal income tax consequences of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF DEBT SECURITIES
The debt securities will be direct obligations of the Company and will be either senior or subordinated debt securities and may be either secured or unsecured. We will issue the debt securities under an indenture that we will enter into with a trustee named in the indenture. While the terms summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under an applicable prospectus supplement may differ from the terms described below as set forth in the applicable prospectus supplement. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities. For purposes of this description of debt securities, references to the “Company,” “we,” “our” and “us” refer only to Exela Technologies, Inc. and not to its subsidiaries.
General
We may issue debt securities in one or more series. A supplemental indenture will set forth specific terms of each series of debt securities. There will be prospectus supplements relating to particular series of debt securities. Each prospectus supplement will describe:
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the title of the debt securities;

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any limit upon the aggregate principal amount of a series of debt securities which we may issue;

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the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

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the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

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the currency or currencies in which principal, premium, if any, and interest, if any, will be paid;

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the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

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any provisions regarding our right to prepay, repurchase or redeem debt securities or of holders to require us to prepay, repurchase or redeem debt securities;

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the right, if any, of holders of the debt securities to convert them into common stock or other securities, including any contingent conversion provisions and any provisions intended to prevent dilution of those conversion rights;

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any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

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any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

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the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

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the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

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any special or modified events of default or covenants with respect to the debt securities;

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any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted; and

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any other material terms of the debt securities.

The indenture will not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to particular series of debt securities, or other indentures, may contain provisions of that type.

We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or a premium.
If the principal of, premium, if any, or interest, if any, with regard to any series of debt securities is payable in a foreign currency, then in the prospectus supplement relating to those debt securities, we will describe any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.
Form of Debt Securities
We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.
We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the global certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.
Events of Default and Remedies
An event of default with respect to each series of debt securities will include:
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our default in payment of the principal of or premium, if any, on any debt securities of any series beyond any applicable grace period;

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our default for 30 days or a different period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series;

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our default for 90 days after notice or a different period specified in a supplemental indenture, which may be no period, in the observance or performance of any other covenants in the indenture; and

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certain events involving our bankruptcy, insolvency or reorganization.

Supplemental indentures relating to particular series of debt securities may include other events of default.
Each current indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of the series to do so.
The indenture will provide that, if any event of default occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the series of debt securities then outstanding may declare the principal of and accrued interest, if any, on all the debt securities of that series to be due and payable immediately. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be rescinded and past defaults may be waived by the holders of a majority in aggregate principal amount of the series of debt securities then outstanding.
The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations to be specified in the indenture.
A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.
Modification of the Indenture or Other Indentures
We and the trustee under the indenture may:
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without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities or amend, modify or supplement the indenture, or any supplemental indenture, to make any change that does not materially adversely affect the rights of any holder of debt securities, provided that any amendment, modification or supplement that conforms the indenture or any supplemental indenture, as applied to any series of debt securities, to the terms described in the prospectus (including any prospectus supplement) pursuant to which such debt securities were initially sold shall be deemed not to adversely affect the rights of holders of debt securities;
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with the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under such indenture, modify the indenture or the rights of the holders of the debt securities generally; and

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with the consent of the holders of not less than a majority in outstanding principal amount of any series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that series of debt securities.

However, we may not:
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extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any other of our securities, without the consent of each holder of debt securities who will be affected; or

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reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the series which will be affected.

Mergers and Other Transactions
The indenture will provide that we may not consolidate with or merge into any other entity, or transfer or lease our properties and assets substantially as an entirety to another person, unless (1) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture, and (2) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing.
Concerning the Trustee
We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the debt securities. If the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of certain claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee, acquires any “conflicting interest” within the meaning of the Trust Indenture Act, it must eliminate the conflict or resign.
The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with regard to that series or of exercising any trust or power conferred on the trustee with regard to the securities of that series. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill in their exercise, as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity or security satisfactory to the trustee.
Governing Law
The indenture, each supplemental indenture and the debt securities issued under them will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS
We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
Any prospectus supplement related to any particular units will describe, among other things:
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the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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if appropriate, any special U.S. federal income tax considerations applicable to the units; and

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any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION
We may sell securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. Our securities may be sold separately or together:
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to or through one or more underwriters, brokers or dealers;

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through agents;

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directly to one or more purchasers; and/or

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through a combination of any of these methods of sale.

We may directly solicit offers to purchase our securities, or agents may be designated to solicit such offers. We will, in the applicable prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We may distribute our securities from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

We may also issue our securities to holders of certain of our outstanding debt, including, but not limited to, debt under our senior secured credit facilities and our first-priority senior secured notes, as consideration for the retirement of such debt.
The applicable prospectus supplement will set forth the terms of each offering, including:
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the name or names of any underwriters, brokers, dealers, agents or investors who purchase the securities;

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the purchase price of the securities being offered and the proceeds we will receive from the sale;

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the amount of any compensation, discounts, commissions or fees to be received by the underwriters, brokers, dealers or agents;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any discounts or concessions allowed or reallowed or paid to dealers;

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any securities exchanges on which such securities may be listed;

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the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

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the nature of any transaction by an underwriter, broker, dealer or agent during the offering that is intended to stabilize or maintain the market prices of the securities.

Offers to purchase our securities being offered by this prospectus may be solicited directly. In addition, agents to solicit offers to purchase our securities may be designated from time to time. Our securities being offered by this prospectus may be sold by any method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act, including without limitation sales made directly on NASDAQ, on any other existing trading market for our securities or to or through a market maker. Any agent involved in the offer or sale of our securities will be named in a prospectus supplement.

If a dealer is utilized in the sale of our securities being offered by this prospectus, our securities will be sold to the dealer, as principal. The dealer may then resell our securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of our securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of our securities to the public. In connection with the sale of our securities, we or the purchasers of our securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell our securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
The applicable prospectus supplement will provide any compensation paid to underwriters, brokers, dealers or agents in connection with the offering of our securities and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, brokers, dealers and agents participating in the distribution of our securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of our securities may be deemed to be underwriting discounts and commissions. Agreements to indemnify underwriters, brokers, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof may be entered into. In the event that an offering made pursuant to this prospectus is subject to FINRA Rule 5121, the applicable prospectus supplement will comply with the prominent disclosure provisions of that rule.
To facilitate the offering of our securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. This may include over-allotments or short sales of our securities, which involves the sale by persons participating in the offering of more of our securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing our securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if our securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
Underwriters, brokers, dealers or agents may be authorized to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.
Derivative transactions may be entered into with third parties or our securities not covered by this prospectus may be sold to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell our securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use our securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use our securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, our securities may be otherwise loaned or pledged to a financial institution or other third party that in turn may sell our securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The underwriters, brokers, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

General Information
Any securities offered, other than our Common Stock which is listed on NASDAQ, will have no established trading market. We may elect to list any series of securities on an exchange and, in the case of our Common Stock, on any additional exchange but, unless otherwise specified in the applicable prospectus supplement and/or other offering materials, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of our securities.
The underwriters, brokers, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business. We may provide the underwriters, brokers, dealers, agents and remarketing firms with indemnification against civil liabilities related to the offering of our securities, including liabilities under the Securities Act, or contribution with respect to payments that they may make with respect to these liabilities.

LEGAL MATTERS
The validity of any securities offered by this prospectus will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. If the validity of any securities is also passed upon by counsel for the underwriters for an offering of those securities, such counsel will be named in the applicable prospectus supplement relating to that offering.
EXPERTS
The consolidated financial statements of Exela Technologies, Inc. and subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 financial statements refers to a change in the Company’s accounting for leases due to the adoption of Accounting Standard Codifications Topic 842, Leases.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Exchange Act applicable to U.S. domestic issuers and, as such, file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements on Schedule 14A and other information with the SEC. These reports and proxy statements are available free of charge through our website at www.exelatech.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference into, and are not considered part of, this prospectus and, as a result, you should not rely on any such information in making your decision whether to invest in our securities. In addition, our filings with the SEC are available on the SEC’s website at www.sec.gov that contains reports, proxy and other information regarding us and other issuers that file electronically with the SEC.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which constitutes part of such registration statement, does not contain all of the information set forth in such registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our securities offered by this prospectus, refer to such registration statement and the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents which we have filed or will file with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus.
We incorporate by reference into this prospectus the documents listed below and all amendments or supplements we may file to such documents:
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our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 22, 2021;

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our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on December 17, 2020; and

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our Current Reports on Form 8-K, as filed with the SEC on January 25, 2021, March 19, 2021, March 26, 2021 and April 15, 2021.

In addition, we incorporate by reference into this prospectus any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering. Notwithstanding the foregoing, no information is incorporated by reference into this prospectus or any applicable prospectus supplement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of Section 18 of the Exchange Act, unless we indicate in this prospectus or the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference into this prospectus or any applicable prospectus supplement.
We will furnish to you without charge a copy of any or all of the documents incorporated by reference into this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents, upon written or oral request. Direct your written request to: Investor Relations, Exela Technologies, Inc., 2701 East Grauwyler Road, Irving, Texas 75061, or contact Investor Relations at (972) 821-5808.
A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any other subsequently filed document which is also incorporated by reference into this prospectus modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Up to $150,000,000
Common Stock

PROSPECTUS SUPPLEMENT

B. Riley Securities	Cantor
June 30, 2021